Exhibit 10.15

Line of Credit Note

$2,000,000.00
Due: September 1, 2018	Date: September 2, 2015

Promise to Pay. On or before September 1, 2018 (the “Maturity Date”), for value received Medical Transcription Billing, Corp., a Delaware corporation (the “Borrower”) promises to pay to Opus Bank, a California commercial bank, and its successors and assigns, whose address is 19900 MacArthur Boulevard, Irvine, California 92612 (the “Bank”) or order, in lawful money of the United States of America, the lesser of (i) the outstanding principal amount of the Line of Credit, plus all accrued and unpaid interest thereon or (ii) Two Million and 00/100 Dollars ($2,000,000.00) plus all accrued and unpaid interest at the Note Rate (as defined below), and at the rate of 5.00% per annum above the Note Rate, at the Bank's option, upon the occurrence and during the continuance of any Event of Default, whether or not the Bank elects to accelerate the maturity of this Line of Credit Note, from the date such increased rate is imposed by the Bank.

Interest shall be calculated on the basis of a year of 360 days and the actual number of days elapsed; that is by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Line of Credit Note is computed using this method which results in a higher effective interest rate than the numeric interest rate stated herein.

In no event shall the interest rate exceed the maximum rate allowed by law. Any interest payment that would for any reason be unlawful under applicable law shall be applied to principal.

Interest will be computed on the unpaid principal balance from the date of each borrowing.

Borrower will pay monthly installments of interest only commencing October 1, 2015, and continuing on the first Business Day of each month thereafter until the Maturity Date, at which time the entire balance of unpaid principal plus accrued and unpaid interest shall be due and payable immediately.

Borrower shall make all payments, without setoff, deduction, or counterclaim, to the Bank at the Bank's address above or at such other place as the Bank may designate in writing. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment that is less than the payment due at that time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

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Authorization for Direct Payments (ACH Debits). To effectuate any scheduled payments due under this Line of Credit Note or under any other Loan Documents, Borrower hereby authorizes the Bank to initiate debit entries to the Designated Deposit Account and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until payment in full of the Liabilities under the Credit Agreement. Borrower represents that Borrower is and will be the owner of all funds in the Designated Deposit Account. Borrower acknowledges: (1) that such debit entries may cause an overdraft of such account which may result in the Bank’s refusal to honor items drawn on such account until adequate deposits are made to such account; (2) that the Bank is under no duty or obligation to initiate any debit entry for any purpose; and (3) that if a debit is not made because the above-referenced account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

Late Fee. In addition to interest and principal as set forth herein, Borrower shall pay to Bank a late charge equal to the greater of (i) five percent (5.00%) of the total payment due, or (ii) $10.00 per late charge, in the event any such amount is not paid within one (1) day after the date when due. Borrower shall pay the late payment charge upon demand by the Bank or, if billed, within the time specified.

Definitions. As used in this Line of Credit Note, “Credit Agreement” means the Credit Agreement of even date herewith between the Borrower and the Bank. Capitalized terms not specifically defined herein shall have the meanings ascribed to them in the Credit Agreement. “Note Rate” means a fluctuating rate per annum equal to the higher of (a) the rate of interest in effect for such day as publicly announced from time to time by the Wall Street Journal as its “prime rate” (or the average prime rate if a high and a low prime rate are therein reported) plus 1.75%, or (b) 5.00%.

Credit Facility. The Bank has approved a credit facility to Borrower in a principal amount not to exceed the face amount of this Line of Credit Note. The credit facility is in the form of advances made from time to time by the Bank to Borrower pursuant to the Credit Agreement. This Line of Credit Note is issued pursuant to the terms of the Credit Agreement and evidences Borrower’s obligation to repay the Advances made thereunder. The Borrower shall give the Bank written notice (effective upon receipt) of the Borrower’s request to draw down an Advance under this Line of Credit Note no later than 8:00 a.m. Pacific Time on the day of the requested advance. The aggregate principal amount of debt evidenced by this Line of Credit Note is the amount reflected from time to time in the records of the Bank. Until the earliest to occur of the Maturity Date, an Event of Default, or any default that would constitute an Event of Default but for the giving of notice, the lapse of time or both under the Credit Agreement, Borrower may borrow and reborrow under this Line of Credit Note subject to the terms of the Loan Documents.

Bank's Right of Setoff. Borrower grants to the Bank a security interest in the deposits in the Designated Deposit Account, and the Bank is authorized to setoff and apply, all Deposits, Securities and Other Property, and Bank Debt against any and all Liabilities as and when due hereunder. This right of setoff may be exercised at any time and from time to time after the occurrence and during the continuance of any Event of Default, without prior notice to or demand on Borrower and regardless of whether any Liabilities are contingent, unmatured or unliquidated. In this paragraph: (a) the term "Deposits" means any and all accounts and deposits of Borrower (whether general, special, time, demand, provisional or final) at any time held by the Bank (including all Deposits held jointly with another, but excluding any IRA or Keogh Deposits, or any trust Deposits in which a security interest would be prohibited by law); (b) the term "Securities and Other Property" means any and all securities and other personal property of Borrower in the custody, possession or control of the Bank or its Subsidiaries and Affiliates (other than Property held by the Bank in a fiduciary capacity); and (c) the term "Bank Debt" means all indebtedness at any time owing by the Bank, to or for the credit or account of Borrower and any claim of Borrower (whether individual, joint and several or otherwise) against the Bank now or hereafter existing.

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Reinstatement. Borrower agrees that to the extent any payment or transfer is received by the Bank in connection with the Liabilities evidenced by this Line of Credit Note, and all or any part of the payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Bank or transferred or paid over to a trustee, receiver or any other Person, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a "Preferential Payment"), then this Line of Credit Note shall continue to be effective or shall be reinstated, as the case may be, even if all those Liabilities have been paid in full and whether or not the Bank is in possession of this Line of Credit Note, or whether the Line of Credit Note has been marked paid, released or canceled, or returned to Borrower and, to the extent of the payment, repayment or other transfer by the Bank, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made.

Governing Law and Venue. This Line of Credit Note shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to its laws of conflicts). Borrower agrees that any legal action or proceeding with respect to any of its obligations under this Line of Credit Note may be brought by the Bank in any state or federal court (for the Northern District of California) located in the State of California, as the Bank in its sole discretion may elect. By the execution and delivery of this Line of Credit Note, Borrower submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. Borrower waives any claim that the State of California is not a convenient forum or the proper venue for any such suit, action or proceeding.

Usury. The Bank does not intend to charge, collect or receive any interest that would exceed the maximum rate allowed by law. If the effect of any applicable law is to render usurious any amount called for under this Line of Credit Note or the other Loan Documents, or if any amount is charged or received with respect to this Line of Credit Note, or if any prepayment by Borrower results in the payment of any interest in excess of that permitted by law, then all excess amounts collected by the Bank shall be credited on the principal balance of this Line of Credit Note (or, if this Line of Credit Note and all other indebtedness arising under or pursuant to the other Loan Documents shall have been paid in full, refunded to Borrower), and the provisions of this Line of Credit Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, or detention of money under this Line of Credit Note or the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding.

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Miscellaneous. This Line of Credit Note binds Borrower and its successors, and benefits the Bank, its successors and assigns. Any reference to the Bank includes any holder of this Line of Credit Note. Section headings are for convenience of reference only and do not affect the interpretation of this Line of Credit Note. Any notices and demands under or related to this Line of Credit Note shall be delivered in accordance with Section 9.1 of the Credit Agreement. This Line of Credit Note and the other Loan Documents embody the entire agreement between Borrower and the Bank regarding the terms of the loan evidenced by this Line of Credit Note and supersede all oral statements and prior writings relating to that loan. No delay on the part of the Bank in the exercise of any right or remedy waives that right or remedy. No single or partial exercise by the Bank of any right or remedy precludes any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by the Bank of any default is effective unless it is in writing and signed by the Bank, nor shall a waiver on one occasion bar or waive that right on any future occasion. The rights of the Bank under this Line of Credit Note and the other Loan Documents are in addition to other rights (including without limitation, other rights of setoff) the Bank may have contractually, by law, in equity or otherwise, all of which are cumulative and hereby retained by the Bank. If any provision of this Line of Credit Note cannot be enforced, the remaining portions of this Line of Credit Note shall continue in effect. Borrower agrees that the Bank may provide any information or knowledge the Bank may have about Borrower or about any matter relating to this Line of Credit Note or the Loan Documents to the Bank’s Subsidiaries or Affiliates or their successors, or to any one or more purchasers or potential purchasers of this Line of Credit Note or the Loan Documents. Borrower agrees that the Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights and obligations in this Line of Credit Note to one or more purchasers whether or not related to the Bank.

WAIVER OF SPECIAL DAMAGES. BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BANK IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. AS MORE FULLY SET FORTH IN SECTION 12 OF THE CREDIT AGREEMENT, BORROWER AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY INCORPORATE BY REFERENCE THE PROVISIONS OF SECTION 12 OF THE CREDIT AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING EVIDENCED BY THIS LINE OF CREDIT NOTE.

Signature Appears on Following Page

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THIS LINE OF CREDIT NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Medical Transcription Billing, Corp., a Delaware corporation

By:/s/ Mahmud Haq
Name: Mahmud Haq
Title: CEO

Date Signed: 9/2/2015